As filed with the Securities and Exchange Commission on January 29, 2026

Registration No. 333-292085

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AIM ImmunoTech Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	52-0845822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2117 SW Highway 484

Ocala FL 34473

(352) 448-7797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas K. Equels

Chief Executive Officer

AIM ImmunoTech Inc.

2117 SW Highway 484

Ocala FL 34473

(352) 448-7797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Feiner, Esq. Silverman, Shin & Schneider PLLC 88 Pine Street, 22nd Floor New York, NY 10005 (646) 822-1170 Rfeiner@Silverfirm.com	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JANUARY 29, 2026

AIM IMMUNOTECH INC.

Subscription Rights to Purchase Up to 12,000 Units

Consisting of an Aggregate of Up to 12,000 Shares of Series G Convertible Preferred Stock

and Warrants to Purchase up to an aggregate of 19,992,000 Shares of Common Stock at a Subscription Price of $1,000 Per Unit and

Up to 9,996,000 Shares of Common Stock Issuable upon the Conversion of

Series G Convertible Preferred Stock Included in the Units and

Up to 19,992,000 Shares of Common Stock Issuable upon the Exercise of

Warrants Included in the Units

This prospectus relates to our distribution to holders of our common stock and certain outstanding options and warrants, which options and warrants we refer to, collectively, as the Participating Securities, at no charge, non-transferable subscription rights to purchase units. Each unit, which we refer to as a Unit, consists of one share of Series G Convertible Preferred Stock, which we refer to as the Preferred Stock, and 1,666 warrants to purchase common stock, which we refer to as the Warrants. Each share of Preferred Stock is convertible, at the option of the holder at any time, into a number of shares of our common stock equal to the quotient of the stated value of the Preferred Stock ($1,000) divided by the Conversion Price (initially, $1.20 per share). Each Warrant will be exercisable for one share of our common stock at an exercise price of $1.20 per share from the date of issuance through its expiration five years from the date of issuance. The Conversion Price and exercise price of the Warrants herein are assumed and estimated prices. We refer to the offering that is the subject of this prospectus as the Rights Offering. In the Rights Offering, you will receive one subscription right, which we refer to as the Subscription Right, for every share of common stock (including each share of common stock issuable upon conversion of Participating Securities) owned at 5:00 p.m., Eastern Time, on February 10, 2026, the record date of the Rights Offering, or the Record Date. The Preferred Stock and the Warrants comprising the Units will separate upon the expiration of the Rights Offering and will be issued separately but may only be purchased as a Unit, and the Units will not trade as a separate security. The Subscription Rights will not be tradable.

The Conversion Price and Warrant exercise price in this Rights Offering will be determined at the time of pricing, and may be at a discount to the current market price at the time. Therefore, the assumed and estimated Conversion Price and Warrant exercise price used throughout this prospectus may not be indicative of the final prices. The final Conversion Price and Warrant exercise price will be determined through negotiation and based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this Rights Offering.

Each Subscription Right will entitle you to purchase one Unit, which we refer to as the Basic Subscription Right, at a subscription price per Unit of $1,000, which we refer to as the Subscription Price. If you exercise your Basic Subscription Rights in full, and any portion of the Units remain available under the Rights Offering, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each Subscription Right consists of a Basic Subscription Right and an Over-Subscription Privilege, which we refer to as the Subscription Right.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on February 27, 2026, unless the Rights Offering is extended or earlier terminated by us. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion for any reason up to an additional 60 days. Once made, all exercises of Subscription Rights are irrevocable.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering.

We have engaged Maxim Group LLC to act as dealer-manager in the Rights Offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Broadridge Corporate Issuer Solutions, LLC, who we refer to as Broadridge, will serve as the subscription agent and information agent for the Rights Offering. The subscription agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the subscription agent well before the deadline. If you want to participate in this Rights Offering and you hold shares of our common stock or Participating Securities through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering – The Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason any time before the expiration of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned within 10 business days, without interest or deduction. We expect the Rights Offering to expire on or about February 27, 2026, subject to our right to extend the Rights Offering as described above, and that we would close on subscriptions as soon as practicable after such date.

Our common stock is listed on the NYSE American under the symbol “AIM.” On January 23, 2026, the last reported sale price of our common stock was $1.20 per share. There is no public trading market for the Preferred Stock or the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Preferred Stock or the Warrants on any securities exchange or recognized trading system. The Subscription Rights are non-transferrable and will not be listed for trading on the NYSE American or any other securities exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

	Per Unit	Total(2)
Subscription Price	$	$
Dealer-Manager fees and expenses (1)	$	$
Proceeds to us, before expenses	$	$

(1)	In connection with this Rights Offering, we have agreed to pay to Maxim Group LLC as the dealer-manager an aggregate cash fee equal to 8.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We agreed to reimburse expenses of Maxim Group LLC in the Rights Offering, up to $125,000. See “Plan of Distribution.”
(2)	Assumes the Rights Offering is fully subscribed but excludes proceeds from the exercise of Warrants included within the Units.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You should carefully consider whether to exercise your Subscription Rights before the expiration date. You may not revoke or revise any exercises of Subscription Rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Dealer-Manager

Maxim Group LLC

The date of this Prospectus is                       , 2026

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or the SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the deal-manager have authorized anyone else to provide you with different information. We do not, and the dealer-manager and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not, and the dealer-manager is not, offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We and the dealer-manager have not done anything that would permit this Rights Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “AIM,” the “Company,” “we,” “us” and “our” refer to AIM ImmunoTech Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this Rights Offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our Units, you should read this entire prospectus carefully, including the section entitled “Risk Factors” and any information incorporated by reference herein.

Company Overview

AIM ImmunoTech Inc. and its subsidiaries are an immuno-pharma company headquartered in Ocala, Florida, and focused on the research and development of therapeutics to treat multiple types of cancers, viral diseases and immune-deficiency disorders for which there are inadequate or unmet therapies. We have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body, and to aid the development of therapeutic products for the treatment of certain cancers and chronic diseases.

AIM’s products are Ampligen (rintatolimod) and Alferon N Injection (Interferon alfa). The Company’s flagship product –Ampligen – is a double-stranded RNA (“dsRNA”) molecule being developed for globally important cancers, viral diseases and disorders of the immune system. Ampligen has not been approved by the FDA or marketed in the United States but is approved for commercial sale in the Argentine Republic for the treatment of severe Chronic Fatigue Syndrome (“CFS”).

The Company is currently proceeding primarily in five areas:

●	Conducting clinical trials to evaluate the efficacy and safety of Ampligen for the treatment of pancreatic cancer.
●	Evaluating Ampligen across multiple cancers as a potential therapy that modifies the tumor microenvironment with the goal of increasing anti-tumor responses to checkpoint inhibitors.
●	Exploring Ampligen’s antiviral activities and potential use as a prophylactic or treatment for existing viruses, new viruses and mutated viruses thereof.
●	Evaluating Ampligen as a treatment for myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and fatigue and/or the Post-COVID condition of fatigue.
●	Evaluating Ampligen as a vaccine adjuvant in the combination of Ampligen and AstraZeneca’s FluMist as an intranasal vaccine for influenza, including avian influenza.

We are prioritizing activities in an order related to the stage of development, with those clinical activities such as pancreatic cancer having priority over other experimentation. We intend that priority clinical work be conducted in trials authorized by the FDA or European Medicines Agency (“EMA”), which trials support a potential future NDA.

Immuno-Oncology.

We are focused on pancreatic cancer because testing results to date — primarily conducted in the Netherlands — have been very promising. The Netherlands study generated statistically significant data indicating that Ampligen extended survival well beyond the Standard of Care (“SOC”), when compared to well-matched historical controls. These data support the proposition that Ampligen, when administered to either patients with locally advanced or metastatic pancreatic cancer after systemic chemotherapy, showed a statistically significant increase in survival rate. In October 2021, we and our Contract Research Organization, Amarex, submitted an IND application to the FDA for a planned Phase 2 study of Ampligen as a therapy for locally advanced or metastatic late-stage pancreatic cancer. In December 2021, the FDA responded with a Clinical Hold on the proposed study. We submitted our response to the FDA in February 2022. In March 2022, we received notification from the FDA that the Clinical Hold was released and cleared, meaning that we are now able to proceed with the study specifically to treat locally advanced pancreatic cancer patients. In August 2022, we received IRB approval of the trial protocol and so announced the trial’s commencement. In February 2025, we made a business decision to place screening/enrollment on hold and suspend the study. The study may be redesigned or amended, pending additional data from the ongoing DURIPANC clinical trial. (https://clinicaltrials.gov/ct2/show/NCT05494697).

The DURIPANC Study is a Phase 1b/2 investigator-sponsored clinical trial combining Ampligen with AstraZeneca’s anti-PD-L1 immune checkpoint inhibitor Imfinzi® (durvalumab) for the treatment of late-stage pancreatic cancer. In July 2025, we announced a positive mid-year safety and efficacy update that included treatment of 14 subjects. There has been no significant toxicity reported. Three of the 14 subjects (~21%) had progression free survival (PFS) >6 months with an additional 3 subjects (21%) not yet progressed. Overall survival (OS) of >6 months in majority of eligible subjects (64%). Up to 25 patients are expected to be enrolled in the Phase 2 portion of DURIPANC. Enrollment and dosing is ongoing in Phase 2. (https://clinicaltrials.gov/ct2/show/NCT05927142).

Ampligen appears in clinic testing to have potential for standalone efficacy in a number of other solid tumors. We have also seen success in increasing survival rates and efficacy in the treatment of animal tumors when Ampligen is used in combination with checkpoint blockade therapies. In fact, in March 2022 we announced interim data from an investigator-initiated, Phase 2, single-arm, efficacy/safety trial to evaluate the effectiveness of combining intensive locoregional intraperitoneal (IP) chemoimmunotherapy of cisplatin with IP Ampligen (TLR-3 agonist) and IV infusion of the checkpoint inhibitor pembrolizumab for patients with recurrent platinum-sensitive ovarian cancer.  We believe that data from the study, which was conducted by the University of Pittsburgh Medical Center and funded by a Merck grant, demonstrated that when combining three drugs – Ampligen and pembrolizumab, which are both immune therapies, with cisplatin, a chemotherapy – evidence of increased biomarkers associated with T cell chemotaxis and cytolytic function has been seen. Importantly, increases of these biomarkers in the tumor microenvironment have been correlated with favorable tumor responses. In November 2025, we announced publication of an abstract presented at SITC on the completed trial. Of the 27 patients included in the trial, 24 were evaluable for response and of those 24 there were 5 patients with complete response and 7 patients with partial response for an Objective Response Rate (ORR) of 50%. These successes in the field of immuno-oncology have guided our efforts toward the potential use of Ampligen as a combinational therapy for the treatment of a variety of solid tumor types. The first of our patent applications in this space was granted by the Netherlands on March 15, 2021.

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Ampligen as a Potential Antiviral

We have a research and pre-clinical history that indicates broad-spectrum antiviral capability of Ampligen in animals. We hope to demonstrate that it has the same effect in humans. To do this, among other things, we need a population infected with a virus. That is why our most recent antiviral focus has been on COVID-19 (the disease caused by SARS-CoV-2) and Long COVID. Previous animal studies yielded positive results utilizing Ampligen to treat numerous viruses, such as Western Equine Encephalitis Virus, Ebola, Vaccinia Virus (which is used in the manufacture of smallpox vaccine) and SARS-CoV-1. We have conducted experiments in SARS-CoV-2 showing Ampligen has a powerful impact on viral replication. The prior studies of Ampligen in SARS-CoV-1 animal experimentation may predict similar protective effects against SARS-CoV-2.

We announced in February 2025 our intention to pursue a study of a potential avian influenza combination therapy of Ampligen and AstraZeneca’s FluMist, a nasal spray vaccine that helps prevent seasonal influenza. The new proposed clinical trial would expand upon previous Company-sponsored clinical research at the University of Alabama-Birmingham (“UAB”), which indicated that intranasal delivery of Ampligen after the intranasal delivery of the FluMist seasonal influenza vaccine increased the immune response to seasonal variants in the vaccine by greater than four-fold and induced cross-reactive secretory Immunoglobulin A against highly pathogenic avian influenza virus strains H5N1, H7N9 and H7N3. We are seeking collaborative grants from government and industry to defray the cost of the study. We believe that this pre-clinical and clinical work to date – combined with the ever-growing threat of Avian influenza – strongly supports our decision to move forward with this second Ampligen and FluMist study in humans.

Ampligen as a Treatment for Post-COVID Conditions

In July 2023, we enrolled and dosed the first patient in our Phase 2 study evaluating Ampligen® as a potential therapeutic for people with post-COVID conditions (“AMP-518”). We announced in August 2023 that the study had met the planned enrollment of 80 subjects ages 18 to 60 years who have been randomized 1:1 to receive twice-weekly intravenous infusions of Ampligen or placebo for 12 weeks, with a follow-up phase of two weeks. All patients have completed the study, with topline data reported in February 2024.

In January 2025, we announced that the final Clinical Study results from AMP-518 had been posted to ClinicalTrials.gov. The results support our belief in Ampligen as a potential therapeutic for people with the moderate-to-severe Post-COVID condition of fatigue, and that this would be the likely subject population for any follow-up clinical trial.

Ampligen as a treatment for ME/CFS and Post-COVID Conditions

As of January 20, 2026, there were 4 patients enrolled in this open-label expanded access treatment protocol (including one patient with Post-COVID Conditions). AIM previously reported positive preliminary results based on data from the first four Post-COVID Condition patients enrolled in the study. The data show that, by week 12, compared to baseline, there was what the investigators considered a clinically significant decrease in fatigue-related measures and improvement in cognition. Eight such patients have been treated in the study to date.

Intellectual Property

We rely on a combination of patents, trademarks, trade secrets, nondisclosure agreements, proprietary information ownership agreements and other intellectual property measures to protect our intellectual property rights. We believe that to have a competitive advantage, we must continue to develop and maintain the proprietary aspects of our technologies.

Corporate Information

Our principal executive office is located at 2117 SW Highway 484, Ocala, FL 34473. Our telephone number is (352) 448-7797. Our corporate website address is www.aimimmunno.com. The information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this prospectus.

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Summary of the Rights Offering

Securities to be Offered	We are distributing to you, at no charge, one non-transferable Subscription Right to purchase one Unit for every share of our common stock (or share of common stock issuable upon exercise of the Participating Securities) that you owned on the Record Date. Each Unit consists of one share of our Preferred Stock and 1,666 Warrants. The Units will separate upon the closing of the Rights Offering and the Preferred Stock and Warrants will be issued separately, however, they may only be purchased as a Unit, and the Unit will not trade as a separate security.

Size of Offering	12,000 Units.

Subscription Price	$1,000 per Unit.

Series G Convertible Preferred Stock	Each share of Preferred Stock will be convertible, at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $1.20 per share.

Warrants	Each Warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.20 per share. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis, at any time and from time to time after the date of issuance.

Record Date	5:00 p.m., Eastern Time, February 10, 2026.

Basic Subscription Rights	Your Basic Subscription Right will entitle you to purchase one Unit at the Subscription Price. You may exercise your Basic Subscription Right for some or all of your Subscription Rights, or you may choose not to exercise your Subscription Rights. If you choose to exercise your Subscription Rights, there is no minimum number of Units you must purchase. We are distributing Basic Subscription Rights to purchase an aggregate of 14,733,187 Units, but are only selling 12,000 Units in the Rights Offering. In the event that the Rights Offering is over-subscribed, rights holders will be entitled to their pro rata portion of the Units.

Over-Subscription Privilege	If you exercise your Basic Subscription Rights in full, you may also choose to exercise an over-subscription privilege to purchase a portion of any Units that are not purchased by our other common stockholder or Participating Securities holders through the exercise of their Basic Subscription Rights, subject to proration and stock ownership limitations described elsewhere in this prospectus. The subscription agent will return any excess payments by mail without interest or deduction promptly after expiration of the subscription period.

Expiration Date	The Subscription Rights will expire at 5:00 p.m., Eastern Time, on February 27, 2026.

Procedure for Exercising Subscription Rights

To exercise your Subscription Rights, you must take the following steps:

If you are a record holder, as of the Record Date, of our common stock or Participating Securities, you must deliver payment and a properly completed Rights Certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on February 27, 2026. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If as of the Record Date you are a beneficial owner of shares of common stock or Participating Securities that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on February 27, 2026.

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Payment Adjustments	If you send a payment that is insufficient to purchase the number of Units requested, or if the number of Units requested is not specified in the Rights Certificate, the payment received will be applied to exercise Subscription Rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your Subscription Rights, including any over-subscription privilege exercised and permitted, the excess will be returned to you promptly in cash. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Delivery of Shares and Warrants	As soon as practicable after the expiration of the Rights Offering, we expect to close on subscriptions and for the subscription agent to arrange for the issuance of the shares of Preferred Stock and Warrants purchased pursuant to the Rights Offering. All shares and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent as it relates to the Preferred Stock and the Warrants reflecting ownership of these securities if you are a holder of record. If you hold your shares or Participating Securities in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Non-transferability of Subscription Rights	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Transferability of Warrants	The Warrants will be separately transferable following their issuance and through their expiration five years from the date of issuance.

No Board Recommendation	Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	Except as described below, all exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights.

Use of Proceeds	Assuming the exercise of Subscription Rights to purchase all Units of the Rights Offering, after deducting fees and expenses payable to the dealer-manager, before deducting other estimated expenses payable by us and excluding any proceeds received upon exercise of any Warrants, we estimate the net proceeds of the Rights Offering will be approximately $10.65 million. However, this Rights Offering is being conducted on a best efforts basis with no minimum number of exercised Subscription Rights or amount of proceeds as a condition to closing and with no back-stop to ensure that the Company receives a minimum amount of cash proceeds. Accordingly, the net proceeds, if any, that we may receive as a result of the exercise of Subscription Rights may be substantially less than as described above. We intend to use the net proceeds from the exercise of subscriptions for general corporate purposes – including clinical trial expenses and manufacturing expenses associated with prospective Phase 2/3 pancreatic cancer clinical trials – and allocate a portion of the net proceeds to repay, according to their terms, certain existing debt obligations. See “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences	For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your own tax advisor as to the tax consequences of the Rights Offering considering your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension, Amendment and Termination

Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion for any reason for up to an additional 60 days. For example, we may decide that changes in the market price of our common stock warrant an extension, or we may decide that the degree of stockholder participation in the Rights Offering is less than the level we desire. In the event that we decide to extend the Rights Offering and you have already exercised your Subscription Rights, your subscription payment will remain with the subscription agent until such time as the Rights Offering closes or is terminated. We also reserve the right to amend or modify the terms of the Rights Offering, as appropriate. Our board of directors may for any reason terminate the Rights Offering at any time before the expiration of the Rights Offering. In the event that the Rights Offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

If we should make any fundamental changes to the terms set forth in this prospectus, we will (i) file a post-effective amendment to the registration statement of which this prospectus forms a part, (ii) offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder, and (iii) recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

Subscription Agent	Broadridge Corporate Issuer Solutions, LLC

Information Agent	Broadridge Corporate Issuer Solutions, LLC

Warrant Agent	Equiniti Trust Company, LLC, or EQ

Questions

If you have any questions about the Rights Offering, please contact the information agent, Broadridge, toll free at (855) 793-5068, by mail at Broadridge Corporate Issuer Solutions LLC.

If using UPS, FedEx or Courier

Broadridge, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

If using a USPS Service:

Broadridge, Inc.

Attn: BCIS Re-Organization Department

P.O. Box 1342

Brentwood, NY 11717-0718

or by email at Shareholder@Broadridge.com

Market for Common Stock	Our common stock is listed on the NYSE American under the symbol “AIM.”

Market for Series G Preferred Stock	There is no established public trading market for the Series G Preferred Stock, and we do not expect that a market will develop. In addition, we do not intend to apply for listing of the Series G Preferred Stock on any securities exchange or recognized trading system.

Market for Warrants	There is no established public trading market for the Warrants, and we do not expect that a market will develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or recognized trading system.

Dealer-manager	Maxim Group LLC will act as dealer-manager for the Rights Offering.

Participating Securities	The Participating Securities consist of Class A, Class B, Class C, Class D, Class E, Class F warrants, and participating warrants issued to Maxim, as well as certain additional options consisting of options issued to officers, directors, employees and consultants.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2024;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 29, 2025;

●	our Current Reports on Form 8-K filed with the SEC on February 5, 2025, February 7, 2025, February 11, 2025, February 26, 2025, February 28, 2025, April 4, 2025, April 7, 2025, May 1, 2025, June 12, 2025, June 20, 2025, July 28, 2025, July 31, 2025, October 20, 2025, October 29, 2025, November 19, 2025, December 17, 2025, January 12, 2026, and January 20, 2026.

●	the description of our common stock which is contained in Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) prior to effectiveness of this registration statement, and (ii) after the effective date of this registration statement and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to AIM ImmunoTech Inc., Attention: Investor Relations, 2117 SW Highway 484, Ocala FL 34473 or by calling (352) 448-7797.

You also may access these filings on our website at www.aimimmuno.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is part of the registration statement, but the registration statement includes additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the Units offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for general corporate purposes and to fund ongoing operations and expansion of our business.

What is a Unit?

Each Unit consists of one share of Series G Convertible Preferred Stock and 1,666 Warrants to purchase common stock, at a Subscription Price of $1,000 per Unit. No fractional Units will be issued. Each Warrant entitles you to purchase one share of common stock at an exercise price of $1.20 per share, from the date of issuance through its expiration five years after the date of issuance. Each share of Preferred Stock will have a stated value of $1,000 and will be convertible into shares of our common stock at the conversion price $1.20. The Preferred Stock do not generally have any voting rights and will not be certificated. The shares of Preferred Stock and Warrants that comprise each Unit are immediately separable and will be issued separately in this Rights Offering; however, they may only be purchased as a Unit, and the Units will not trade as a separate security.

What is the Rights Offering?

We are distributing, at no charge, to holders of our common stock and holders of the Participating Securities, as of the Record Date, non-transferable Subscription Rights to purchase Units at a price of $1,000 per Unit. The Subscription Rights will not be tradable. Each Unit consists of one share of our Preferred Stock and 1,666 Warrants. See “Are there risks in exercising my Subscription Rights?” below. Each Warrant will be exercisable for one share of our common stock. Upon expiration of the Rights Offering, the Preferred Stock and Warrants comprising the Units will immediately separate and will be issued separately but may only be purchased as a Unit, and the Units will not trade as a separate security. There is no public trading market for the Preferred Stock or the Warrants. We do not intend to apply for listing of the Preferred Stock or the Warrants on any securities exchange or recognized trading system. The common stock to be issued upon conversion of the Preferred Stock or exercise of the Warrants, like our existing shares of common stock, will be traded on the NYSE American under the symbol “AIM.” You will receive one Subscription Right for every share of common stock (including each share of common stock issuable upon conversion of Participating Securities) that you owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege. The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on February 27, 2026, unless we extend or earlier terminate the Rights Offering.

What are the Basic Subscription Rights?

For every share you owned (including each share of common stock issuable upon conversion of Participating Securities) as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, consisting of one share of our Preferred Stock and 1,666 Warrants, for a price of $1,000 per Unit. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our Preferred Stock and 166,600 Warrants to purchase 166,660 shares of our common stock for $1,000 per Unit (or a total payment of $100,000). You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

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If you are a record holder of our common stock or Participating Securities, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares of common stock or Participating Securities in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock (including each share of common stock issuable upon conversion of exercise of Participating Securities) that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any Units that are not purchased by other holders of common stock or Participating Securities and remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-Subscription Privilege, which we refer to as your Over-Subscription Request.

Subject to stock ownership limitations, if enough Units are available, we will seek to honor your Over-Subscription Request in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro-rata among the stockholders and securities holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock (including each share of common stock issuable upon exercise of Participating Securities) each of those stockholders and securities holders owned on the Record Date, relative to the number of shares (including each share of common stock issuable upon exercise of Participating Securities) owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any stockholders or securities holders receiving a greater number of Units than the stockholder or securities holders subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such stockholder or securities holder will be allocated only that number of Units for which the stockholder or securities holder oversubscribed, and the remaining Units will be allocated among all other stockholders and securities holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. See “The Rights Offering- Limitation on the Purchase of Units” for a description of certain stock ownership limitations.

To properly exercise your Over-Subscription Privilege, you must deliver to the subscription agent the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Units available, assuming that no common or securities holders other than you has purchased any Units pursuant to such stockholder’s or securities holder’s Basic Subscription Right and Over-Subscription Privilege. See “The Rights Offering- The Subscription Rights-Over-Subscription Privilege.” To the extent you properly exercise your Over-Subscription Privilege for a number of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction.

Broadridge, our subscription agent for the Rights Offering, will determine the allocation of Over-Subscription Requests based on the formula described above.

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May the Subscription Rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our common stock and holders of the Participating Securities, one Subscription Right for every share of common stock (including each share of common stock issuable upon exercise of Participating Securities) owned on the Record Date, we are only seeking to raise $12 million dollars in gross proceeds in this Rights Offering. As a result, based on 3,276,425 shares of common stock outstanding as of January 26, 2026, and the 11,456,762 shares issuable upon exercise of the Participating Securities, we would grant Subscription Rights to acquire 14,733,187 Units (which include additional Class E and F Warrants due to the distribution of a stock dividend on January 13, 2026 which caused a reset of these warrants) but will only accept subscriptions for 12,000 Units. Accordingly, enough Units may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock (including each share of common stock issuable upon exercise of Participating Securities) each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Please also see the discussion under “The Rights Offering-The Subscription Rights-Over-Subscription Privilege” and “The Rights Offering-Limitation on the Purchase of Units” for a description potential proration as to the Over-Subscription Privilege and certain stock ownership limitations.

If for any reason the number of Units allocated to you is less than you have subscribed for, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

What are the terms of the Series G Convertible Preferred Stock?

Each share of Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $1.20 per share.

What are the terms of the Warrants?

Each Warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.20 per share from the date of issuance through its expiration five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis.

Are the Preferred Stock or the Warrants listed?

There is no public trading market for the Preferred Stock or Warrants. We do not intend to apply for listing of the Preferred Stock or the Warrants on any securities exchange or recognized trading system. The Preferred Stock and the Warrants will be issued in electronic form.

Will fractional shares be issued upon exercise of Subscription Rights, the conversion of Preferred Stock, or the exercise of Warrants?

No. We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, rounded down to the nearest whole number of underlying shares of common stock giving rise to such Subscription Rights. Any excess subscription payments received by the subscription agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction.

Additionally, no fractional shares of common stock will be issued as a result of the conversion of shares of Preferred Stock or the exercise of Warrants. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Preferred Stock, we may, at our election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of Warrants, we will round up such fraction to the next whole share.

What effect will the Rights Offering have on our outstanding common stock?

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 3,276,425 shares of common stock issued and outstanding, and 12,000 shares of Preferred Stock issued and outstanding convertible into an aggregate of 9,996,000 shares of our common stock, and Warrants to purchase an additional 19,992,000 shares of our common stock issued and outstanding. The exact number of shares of Preferred Stock and Warrants that we will issue in this Rights Offering will depend on the number of Units that are subscribed for in the Rights Offering.

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How was the Subscription Price determined?

In determining the Subscription Price, the directors considered, among other things, the following factors:

●	the current and historical trading prices of our common stock;

●	the price at which stockholders might be willing to participate in the Rights Offering;

●	the value of the common stock issuable upon conversion of the Preferred Stock being issued as a component of the Unit;

●	the value of the Warrant being issued as a component of the Unit;

●	our need for additional capital and liquidity;

●	the cost of capital from other sources; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the Subscription Price and the discount that the Subscription Price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-Subscription Privilege.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Preferred Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Subscription Rights are irrevocable. In addition, there is no established trading market for the Preferred Stock or the Warrants to be issued pursuant to this Rights Offering, and the Preferred Stock and the Warrants may not be widely distributed.

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Am I required to exercise all the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own (including each share of common stock issuable upon exercise of Participating Securities) will not change. However, if you choose to not exercise your Basic Subscription Rights in full and other holders of Subscription Rights do exercise, your proportionate ownership interest in our company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the subscription agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise before the Rights Offering expires on February 27, 2026, at 5:00 p.m., Eastern Time, unless we extend or earlier terminate the Rights Offering. If you hold shares of common stock or Participating Securities in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the common stock and Participating Securities holders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, Rights Certificates may be completed only by the stockholder or securities holder who receives the certificate. We do not intend to apply for the listing of the Subscription Rights on any securities exchange or recognized trading market.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock or Participating Securities as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. Some of our officers and directors have indicated that they plan on participating in the Rights Offering. However, no assurance can be given as to whether these or other officers or directors will participate in the Rights Offering or the number of Units, if any, that they will purchase.

Are we requiring a minimum subscription to complete the Rights Offering?

There is no aggregate minimum we must receive to complete the Rights Offering.

Has the board of directors made a recommendation to stockholders regarding the Rights Offering?

No. Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. There is no public trading market for the Preferred Stock or the Warrants. We do not intend to apply for listing of Preferred Stock or the Warrants on any securities exchange or recognized trading system. On January 23, 2026, the last reported sale price of our common stock on the NYSE American was $1.20 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a common stock or Participating Securities holder of record (meaning you hold your shares of our common stock or Participating Securities in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the subscription agent before 5:00 p.m., Eastern Time, on February 27, 2026. If you are exercising your Subscription Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

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What if my shares are held in “street name”?

If you hold your shares of our common stock or Participating Securities in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares or Participating Securities. We will ask the record holder of your shares or Participating Securities, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering to the subscription agent a:

●	personal check drawn on a U.S. bank;

●	bank draft drawn on a U.S. bank; or

●	wire transfer.

If you send payment by check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. As such, any payments made by personal check should be delivered to the subscription agent no fewer than three business days prior to the expiration date.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

Will I receive interest on any funds I deposit with the subscription agent?

No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

When will I receive my new shares of Preferred Stock and Warrants?

As soon as practicable after the expiration of the Rights Offering, we expect to close on subscriptions and for the subscription agent to arrange for the issuance of the shares of Preferred Stock and Warrants purchased in the Rights Offering. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. All shares of Preferred Stock and Warrants that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent as it relates to the Preferred Stock and warrant agent as it relates to the Warrants reflecting ownership of these securities if you are a holder of record. If you hold your common stock or Participating Securities in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. EQ is acting as the warrant agent in this Rights Offering.

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After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

How much will our company receive from the Rights Offering?

Assuming that all Units are sold in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $10.65 million, based on the Subscription Price of $1,000 per Unit, after deducting fees and expenses payable to the dealer-manager, before deducting other estimated expenses payable by us and excluding any proceeds received upon exercise of any Warrants. If all Warrants included in the Units are exercised for cash at the exercise price of $1.20 per share, we will receive an additional $23.99 million. We intend to use the net proceeds from the exercise of subscriptions for general corporate purposes – including clinical trial expenses and manufacturing expenses associated with prospective Phase 2/3 pancreatic cancer clinical trials – and allocate a portion of the net proceeds to repay, according to their terms, certain existing debt obligations. See “Use of Proceeds.”

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of shares of our Preferred Stock and Warrants to purchase common stock and you should consider this investment as carefully as you would consider any other investment. In addition, a market for the Preferred Stock and Warrants does not exist and no assurance can be given that one will develop. We do not intend to apply for listing of the Preferred Stock or the Warrants on any securities exchange or recognized trading system. See “Risk Factors” for discussion of additional risks involved in investing in our securities.

Can the board of directors terminate, extend or amend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion for up to an additional 60 days. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. In the event that we decide to extend the Rights Offering and you have already exercised your Subscription Rights, your subscription payment will remain with the subscription agent until such time as the Rights Offering closes or is terminated.

Our board of directors also reserves the right to amend or modify the terms of the Rights Offering in its sole discretion. If we should make any fundamental changes to the terms of the Rights Offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for Rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the expiration date of the Rights Offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the Subscription Price, although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will (i) file a post-effective amendment to the registration statement of which this prospectus forms a part, (ii) offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions, and (iii) issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

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If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the subscription agent will be returned within 10 business days after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares. In addition, if we should make any fundamental changes to the terms set forth in this prospectus, we will (i) file a post-effective amendment to the registration statement of which this prospectus forms a part, (ii) offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions, and (iii) issue a refund of any money advanced by such stockholder or eligible securities holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

How do I exercise my Rights if I live outside the United States?

The subscription agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, foreign stockholders must notify the subscription agent and timely follow other procedures described in the section entitled “The Rights Offering - Foreign Stockholders.”

What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of Preferred Stock or Warrants to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your own tax advisor as to your tax consequences resulting from the receipt and exercise of Subscription Rights, including the receipt, ownership and disposition of our Preferred Stock, Warrants, and common stock received upon the conversion of Preferred Stock or the exercise of Warrants. For further information, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares of common stock or Participating Securities are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the subscription agent by hand delivery, first class mail or courier service to:

By USPS mail:	By UPS, FedEx, or Courier:
Broadridge, Inc. Attn: BCIS Re-Organization Department P.O. Box 1342 Brentwood, NY 11717-0718	Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

You or, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m. Eastern Time on February 27, 2026.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the information agent: Broadridge Corporate Issuer Solutions, LLC, toll free at (855) 793-5068 by email at Shareholder@Broadridge.com.

Who is the dealer-manager?

Maxim Group LLC is acting as the sole dealer-manager for the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will use its best efforts to solicit the exercise of Subscription Rights. We have agreed to pay the dealer-manager certain fees for acting as dealer-manager and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this Rights Offering. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in the Rights Offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Preferred Stock or Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors relate to our business, intellectual property, regulatory matters, and ownership of our common stock. In addition, the following risk factors present material risks and uncertainties associated with the Rights Offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

Risks Related to the Rights Offering

Our management will have broad discretion over the use of the net proceeds from this Right Offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this Rights Offering and could use them for purposes other than those contemplated at the time of commencement of this Rights Offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our company may be diluted as a result of this Rights Offering.

Stockholders and securities holders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this Rights Offering, own a smaller proportional interest in our company on a fully-diluted basis than would otherwise be the case had they fully exercised their Subscription Rights. Further, the shares issuable upon the conversion of the Preferred Stock and the exercise of and Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in this Rights Offering or holders of Warrants who have not exercised them.

Further, if you purchase Units in this Rights Offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” in this prospectus for a more detailed discussion of the dilution which may incur in connection with this Rights Offering.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

This Rights Offering is being conducted on a best efforts basis with no minimum number of exercised Subscription Rights or amount of proceeds as a condition to closing and with no back-stop to ensure that the Company receives a minimum amount of cash proceeds. Accordingly, we may raise significantly less proceeds than the maximum amount offered in the Rights Offering and investors in this Rights Offering will not receive a refund in the event that we do not sell all of the securities offered hereunder. Further, even if we raise the maximum amount of proceeds, the proceeds may not be sufficient to meet all of our business objectives, thereby increasing the risk to investors in this Rights Offering, including investing in a company that continues to require capital. Further, there is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all. See “Use of Proceeds.”

This Rights Offering may cause the trading price of our common stock to decrease.

The Subscription Price, together with the number of shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, respectively, we propose to issue and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this Rights Offering. If that occurs, you may have committed to buying shares of our common stock at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants issued in connection with the Rights Offering will have on the market price of our common stock from time to time. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares received upon exercise of those Subscription Rights or the related Warrants choose to sell some or all of the shares underlying the Subscription Rights or the related Warrants, the resulting sales could depress the market price of our common stock.

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Holders of our Preferred Stock and Warrants will have no rights as a common stockholder until such holders convert or exercise their Preferred Stock or Warrants, respectively, and acquire our common stock.

Until holders of Preferred Stock or Warrants acquire shares of our common stock upon conversion or exercise of the Preferred Stock or Warrants, respectively, holders of such securities will have no rights with respect to the shares of our common stock underlying such Preferred Stock or Warrants. Upon conversion or exercise of the Preferred Stock or Warrants, respectively, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date. Prior to conversion, holders of Preferred Stock will have limited voting rights.

If we terminate this Rights Offering for any reason, we will have no obligation other than to return subscription monies within 10 business days.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the expiration date. If this Rights Offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return within 10 business days, without interest or deduction, all subscription payments deposited with the subscription agent. If we terminate this Rights Offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

The Subscription Price determined for this Rights Offering is not an indication of the fair value of our common stock.

In determining the Subscription Price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the Rights Offering, the cost of capital from other sources, the value of the Preferred Stock and Warrants being issued as components of the Unit, and comparable precedent transactions. The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of our Preferred Stock and Warrants in this Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock or Participating Securities and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the Subscription Rights granted in this Rights Offering that you beneficially own prior to 5:00 p.m., Eastern Time, on the expiration date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are received by the subscription agent prior to 5:00 p.m., Eastern Time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

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You may not receive all of the Units for which you subscribe.

While we are distributing to holders of our common stock and Participating Securities, one Subscription Right for every share of common stock (including each share of common stock issuable upon exercise of Participating Securities) owned on the Record Date, we are only seeking to raise $12 million dollars in gross proceeds in this Rights Offering. As a result, based on 3,276,425 shares of common stock outstanding as of January 26, 2026, and the 11,456,762 shares issuable upon exercise of the Participating Securities, we would grant Subscription Rights to acquire 14,733,187 Units (which include additional Class E and F Warrants due to the distribution of a stock dividend on January 13, 2026 which caused a reset of these warrants) but will only accept subscriptions for 12,000 Units. Accordingly, enough Units may not be available to honor your subscription in full. If excess Units are available after the exercise of Basic Subscription Rights, holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for an additional number of Units. Over-Subscription Privileges will be allocated pro rata among Rights holders who over-subscribed, based on the number of over-subscription Units to which they have subscribed. We cannot guarantee that you will receive any or the entire number of Units for which you subscribed. If for any reason the number of Units allocated to you is less than you have subscribed for, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Subscription Rights (including Over-Subscription Privileges) to purchase Units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this Rights Offering. If the number of shares allocated to you is less than your subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this Rights Offering.

Any personal check used to pay for shares of Preferred Stock and Warrants to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require five or more business days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for shares of Preferred Stock and Warrants by personal check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the shares of Preferred Stock and Warrants you wish to purchase.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of common stock and holders of Participating Securities, under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion under the heading “Material U.S. Federal Income Tax Consequences” below. This position is not binding on U.S. Internal Revenue Service (the “IRS”) or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in this Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and each holder of Participating Securities is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

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Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact the Company and the value of our Subscription Rights, shares of our common stock and Preferred Stock, and Warrants.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of our Subscription Rights, shares of our common stock and Preferred Stock, and Warrants. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of our Subscription Rights, shares of our common stock and Preferred Stock and Warrants.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. This requirement prevents you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain this requirement.

The Subscription Rights are not transferable, and there is no market for the Subscription Rights.

You may not sell, transfer, assign or give away your Subscription Rights. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights to realize any potential value from your Subscription Rights.

There is no public market for the Preferred Stock in this Rights Offering.

There is no established public trading market for the Preferred Stock, and we do not expect one to develop. In addition, we do not intend to apply for listing of the Preferred Stock on any securities exchange or recognized trading system. Purchasers of the Preferred Stock may be unable to resell their shares of Preferred Stock or sell them only at an unfavorable price for an extended period of time, if at all.

There is no public market for the Warrants in this Rights Offering.

There is no established public trading market for the Warrants, and we do not expect one to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or recognized trading system. Purchasers of the Warrants may be unable to resell their Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this Rights Offering.

The Warrants being issued in connection with this Rights Offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

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The dealer-manager is not underwriting, nor acting as placement agent of, the Subscription Rights or the securities underlying the Subscription Rights.

Maxim Group LLC is acting as sole dealer-manager for the Rights Offering. As provided in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this Rights Offering. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in this Rights Offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Preferred Stock or Warrants. The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith, gross negligence or willful misconduct by the dealer-manager. The Rights Offering may not be successful despite the services of the dealer-manager to us in this Rights Offering.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

We may amend or modify the terms of the Rights Offering at any time prior to the expiration of the Rights Offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the Rights Offering in its sole discretion. If we should make any fundamental changes to the terms of the Rights Offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the expiration date of the Rights Offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the Subscription Price, although no such change is presently contemplated.

We are currently not in compliance with the NYSE American continued listing requirements. If we are unable to regain compliance with the NYSE American’s listing requirements, our securities could be delisted, which could affect our common stock market price and liquidity and reduce our ability to raise capital.

We are not currently in compliance with the NYSE American’s stockholders’ equity rule because our stockholders’ equity is less than the required minimum of $6,000,000. Pursuant to the letter from the NYSE American informing us of this non-compliance, we submitted a Plan to the NYSE American illustrating how we can regain compliance by June 11, 2026. On February 26, 2025, the NYSE American accepted our Plan to regain compliance by June 11, 2026. As of September 30, 2025, our stockholders’ deficit was approximately negative $6.1 million. We must increase our stockholders’ equity to be at least $6 million to regain compliance with this rule. If we are not able to raise sufficient capital in this offering and by other means, we may be unable to regain compliance with the NYSE American’s listing standards and our securities could be subject to delisting. We intend to take all reasonable measures available to regain compliance under the NYSE American’s listing rules and remain listed on the NYSE American. We and holders of our securities could be materially adversely impacted if our securities are delisted from the NYSE American. In particular:

● we may be unable to raise equity capital on acceptable terms or at all;

● the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with the NYSE American and the loss of federal preemption of state securities laws;

● holders may be unable to sell or purchase our securities when they wish to do so;

● we may become subject to stockholder litigation;

● we may lose the interest of institutional investors in our common stock;

● we may lose media and analyst coverage;

● our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and

● we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.

If we are not able to comply with the applicable continued listing requirements or standards of the NYSE American, our common stock could be delisted from the NYSE American.

Our common stock is listed on the NYSE American. In order to maintain this listing, we must maintain a certain share price, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s securities sell at what the NYSE American considers a “low selling price” which the NYSE American generally considers $0.10 per share, the NYSE American may suspend trading of the common stock, until the issuer corrects this via a reverse split of shares after notification by the NYSE American; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. There are no assurances how the market price of the common stock will be impacted in future periods as a result of the general uncertainties in the capital markets and any specific impact on our company as a result of the recent volatility in the capital markets.

In the event that our common stock is delisted from the NYSE American and is not eligible for quotation on another market or NYSE American, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the Pink Sheets or the OTC Markets. In such event, investors may face material adverse consequences, including, but not limited to, a lack of trading market for the common stock, reduced liquidity and market price of the common stock, decreased analyst coverage of the common stock, and an inability for us to obtain any additional financing to fund our operations that we may need.

If the common stock is delisted, the common stock may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a penny stock to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities NYSE American. For any transaction involving a penny stock, unless exempt, the rules impose additional sales practice requirements and burdens on broker-dealers (subject to certain exceptions) and could discourage broker-dealers from effecting transactions in our stock, further limiting the liquidity of our shares, and an investor may find it more difficult to acquire or dispose of the common stock on the secondary market.

Risks Related to Our Business

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be amended from time to time, and in subsequent filings that are incorporated herein by reference. All these risk factors are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus including reports and other documents incorporated by reference include “forward-looking statements,” as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies and developments, including those identified in the “Risk Factors” section of this prospectus, in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, could cause our future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

This prospectus and the documents incorporated herein by reference also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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USE OF PROCEEDS

Assuming that all Units are subscribed for in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $10.65 million, after deducting expenses relating to this Rights Offering payable by us estimated at approximately $1.4 million, including dealer-manager fees and expenses and excluding any proceeds received upon exercise of any Warrants. However, this Rights Offering is being conducted on a best efforts basis with no minimum number of exercised Subscription Rights or amount of proceeds as a condition to closing and with no back-stop to ensure that the Company receives a minimum amount of cash proceeds. Accordingly, the net proceeds, if any, that we may receive as a result of the exercise of Subscription Rights may be substantially less than as described above. We intend to use the net proceeds from the exercise of subscriptions for general corporate purposes – including clinical trial expenses and manufacturing expenses associated with prospective Phase 2/3 pancreatic cancer clinical trials – and allocate a portion of the net proceeds to repay, according to their terms, certain existing debt obligations. In this regard, there are two debt obligations. One is an unsecured note originally in the amount of approximately $3.3 million (inclusive of OID and investor legal fees of approximately $801 thousand). We are required to make monthly payments of up to $250 thousand. The other also is an unsecured note originally in the amount of approximately $3.3 million (inclusive of OID and investor legal fees of approximately $801 thousand). We are required to make monthly payments of up to $250 thousand. In addition, the second debt obligation requires us to repay from the proceeds of any future financings the lesser of 12.5% of the amount raised in such transaction or the balance of the amount due under the debt obligation.

We expect to use any proceeds we receive from the exercise of Warrants for substantially the same purposes and in substantially the same manner. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our management will have broad discretion as to the allocation of the net proceeds from this Rights Offering and could use them for purposes other than those contemplated at the time of commencement of this Rights Offering.

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DILUTION

Purchasers of Units in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2025 was approximately negative $8,117,686, or negative $2.94 per share of our common stock  (based upon 2,764,188 shares of our common stock outstanding on September 30, 2025). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the amount paid by purchasers of Units in the Rights Offering (ascribing no value to the Warrants or Preferred Stock contained in the Units) and the net tangible book value per share of our common stock immediately after the Rights Offering.

Based on the sale by us in this Rights Offering of a maximum of Units at the Subscription Price of $1,000 per Unit (assuming no conversion of the Preferred Stock and no exercise of the Warrants), and after deducting estimated offering expenses and dealer-manager fees and expenses payable by us, our pro forma net tangible book value as of September 30, 2025 would have been approximately $2,530,396, or $0.20 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $3.14 per share and an immediate dilution to purchasers in the Rights Offering of $1.00 per share. The following table illustrates this per-share dilution:

Subscription Price	$1,000.00
Net tangible book value per share as of September 30, 2025	$(2.94)
Increase in net tangible book value per share attributable to Rights Offering	$3.14
Pro forma net tangible book value per share as of September 30, 2025, after giving effect to Rights Offering	$0.20
Dilution in net tangible book value per share to purchasers in the Rights Offering	$1.00

The information above is as of September 30, 2025 and excludes:

●

1,175 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $1,753.51 per share; and 28,138 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $153.70 per share;

●	19,915 shares of our common stock available for issuance or future grant pursuant to our 2018 equity incentive plan;

●	3,600 shares of our common stock issuable upon exercise of outstanding options granted to our consultant, Azenova, LLC at a weighted average exercise price of $46.00 per share;

●	112,819 shares of our common stock issuable upon exercise of outstanding A and B warrants issued to an accredited investor at a weighted average exercise price of $36.30 per share;

●	93,061 shares of our common stock issuable upon exercise of outstanding C and D warrants issued to the accredited investor in an offering at a weighted average exercise price of $28.00 per share;

●	4,000,000 shares of our common stock issuable upon exercise of outstanding E & F warrants issued to the accredited investor in an offering at a weighted average exercise price of $6.35 per share.

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MARKET PRICE AND DIVIDEND POLICY

Our shares of common stock are currently quoted on the NYSE American under the symbol “AIM”. On January 23, 2026, the last reported sales price of our common stock on the NYSE American was $1.20.

Holders of Record

As of January 26, 2026, we had approximately 27 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

On January 13, 2026, we distributed one share of our common stock for every 1,000 shares of common stock issued and outstanding as of January 9, 2026 as well as one share of common stock for every 1,000 outstanding options or 1,000 warrants that has a right to receive stock dividends. Aside from that, we have not declared or paid dividends to stockholders since inception and do not plan to pay dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Issuer Purchases of Equity Securities

None.

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THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock and Participating Securities, at no charge, non-transferable Subscription Rights to purchase one Unit at a Subscription Price of $1,000 per Unit. Each Basic Subscription Right will entitle you to purchase one share of our Preferred Stock and 1,666 Warrants. Each Warrant will be exercisable for one share of our common stock at an exercise price of $1.20 per share from the date of issuance through the expiration five years from the date of issuance. Each record holder of our common stock and Participating Securities will receive one Subscription Right for every share of our common stock (including each share of common stock issuable upon exercise of Participating Securities) owned by such record holder as of the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege.

Basic Subscription Rights

Your Basic Subscription Rights will entitle you to purchase Units, each comprised of one share of our Preferred Stock and 1,666 Warrants. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our Preferred Stock and Warrants to purchase 166,600 shares of our common stock for $1,000 per Unit, or a total payment of $100,000. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Additionally, sufficient Units may not be available to honor your Basic Subscription Right in full. While we are distributing one Subscription Right for every share of common stock owned or deemed owned on the Record Date, we are only seeking to raise $12 million dollars in gross proceeds in this Rights Offering. As a result, based on (1) 3,276,425 shares of common stock outstanding and (2) 11,456,762 shares issuable upon exercise of Participating Securities, we would grant 14,733,187 Subscription Rights to acquire Units but will only accept subscriptions for 12,000 Units.

If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock each of those record holders owned or were deemed to own on the record date, relative to the number of shares owned or deemed owned on the record date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

If for any reason the number of Units allocated to you is less than you have subscribed for, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

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Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration and the limitations described in this prospectus, we will seek to honor the Over-Subscription Requests in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro rata among the common stock and eligible Participating Securities holders as of the Record Date exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock (including each share of common stock issuable upon exercise of Participating Securities) each of those stockholders and/or securities holders owned on the Record Date, relative to the number of shares owned on the Record Date by all stockholders and securities holders as of the Record Date exercising the Over-Subscription Privilege. If this pro rata allocation results in any stockholder or securities holder receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other stockholders or securities holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Broadridge, the subscription agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed Units available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or deduction, with 10 business days after expiration of the Rights Offering.

We can provide no assurances that you will be entitled to purchase the number of Units issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for Units pursuant to the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Units are available following the exercise of Basic Subscription Rights.

Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock (including each share of common stock issuable upon exercise of Participating Securities) you held on the Record Date and by the extent to which other stockholders or securities holders exercise their Basic Subscription Rights and Over-Subscription Privileges, all of which we cannot determine prior to completion of the Rights Offering. However, due to stock exchange restrictions, we will not issue Units in the Rights Offering to the extent that a holder would beneficially own, together with any other person with whom such holder’s securities may be aggregated under applicable law, more than 19.99% of our outstanding shares of common stock.

Subscription Price

The Subscription Price is $1,000 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

In the determining the Subscription Price, the board of directors considered a variety of factors including those listed below:

●	our need to raise capital in the near term to continue our operations;

●	the current and historical trading prices of our common stock;

●	a price that would increase the likelihood of participation in the Rights Offering;

●	the cost of capital from other sources;

●	the value of the common stock being issued as a component of the Unit;

●	the value of the Warrant being issued as a component of the Unit; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the Subscription Price and the discount that the Subscription Price represents to the immediately prevailing closing prices for these offerings.

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The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

No Short-Sales

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. This requirement prevents you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain this requirement.

No Recombination

The Preferred Stock and Warrants comprising the Units will separate upon the exercise of the Subscription Rights, and the Units will not trade as a separate security. Holders may not recombine shares of Preferred Stock and Warrants to receive a Unit.

Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., Eastern Time, on February 27, 2026, which is the expiration of the Rights Offering. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the subscription agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion for any reason up to an additional 60 days, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the subscription agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock or Participating Securities in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on February 27, 2026, which is the expiration date that we have established for the Rights Offering.

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Termination

We may terminate the Rights Offering at any time and for any reason prior to the expiration of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

Return of Funds upon Completion or Termination

The subscription agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The subscription agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction. If the Rights Offering is terminated for any reason, all subscription payments received by the subscription agent will be returned within 10 business days, without interest or deduction.

Shares of Our Capital Stock and Warrants Outstanding After the Rights Offering

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 3,276,425 shares of common stock issued and outstanding, 12,000 shares of Preferred Stock issued and outstanding convertible into an aggregate of 9,996,000 shares of our common stock, and  Warrants to purchase an additional 19,992,000 shares of our common stock issued and outstanding. The exact number of shares of Preferred Stock and Warrants that we will issue in this Rights Offering will depend on the number of Units that are subscribed for in the Rights Offering.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If, as of the Record Date, you are a holder of record of common stock or Participating Securities, the number of Units you may purchase pursuant to your Subscription Rights is indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the subscription agent at the address given below under “subscription agent,” to be received before 5:00 p.m., Eastern Time, on February 27 , 2026.

Subscription by Beneficial Owners

If as of the Record Date you are a beneficial owner of shares of our common stock or Participating Securities that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock or Participating Securities held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of Units that you wish to purchase.

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Payment Method

Payments must be made in full in U.S. currency by check or bank draft, or by wire transfer, and payable to “Broadridge Corporate Issuer Solutions, LLC”, as Subscription Agent for AIM ImmunoTech Inc.” You must timely pay the full subscription payment, including payment for the Over-Subscription Privilege, for the full number of shares of our common stock you wish to acquire pursuant to the exercise of Subscription Rights by delivering a:

●	Bank draft or personal check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent for AIM ImmunoTech Inc.”;

●

Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at:

ABA/Routing number: 121000248

Bank: Wells Fargo

420 Montgomery Street

San Francisco, CA 94104 United States

Beneficiary Account Name: Broadridge Corporate Issuer Solutions

Account Number: 4124218686

Reference: AIM ImmunoTech Rights Offer

For Further Credit Name: AIM ImmunoTech Inc

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or check drawn on a U.S. bank to ensure that the subscription agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the subscription agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a check, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the subscription agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the subscription agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the subscription agent will be returned, without interest or deduction, within 10 business days following the expiration of the Rights Offering.

Issuance of Preferred Stock and Warrants

The shares of Preferred Stock and Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent as it relates to the Preferred Stock and warrant agent as it relates to the Warrants reflecting ownership of these securities if you are a holder of record. If you hold your shares of common stock or Participating Securities in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

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Subscription and Information Agent

The subscription agent for the Rights Offering is Broadridge Corporate Issuer Solutions, LLC, and the information agent also is Broadridge Corporate Issuer Solutions, LLC. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

If delivering by UPS, FedEx or Courier:

Broadridge, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

If using a USPS Service:

Broadridge, Inc.

Attn: BCIS Re-Organization Department

P.O. Box 1342

Brentwood, NY 11717-0718

If you deliver the Rights Certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the information agent, Broadridge Corporate Issuer Solutions, LLC, toll free at (855) 793-5068, or by email at Shareholder@Broadridge.com.

Warrant Agent

The warrant agent for the Warrants is EQ.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, rounded down to the nearest whole number of underlying shares of common stock giving rise to such Subscription Rights. Any excess subscription payments received by the subscription agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock will be issued in connection with the conversion of the Preferred Stock or the exercise of a Warrant. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Preferred Stock, we may, at our election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of Warrants, we will round up such fraction to the next whole share.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock or Participating Securities for the account of others on the Record Date, you should notify the beneficial owners for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock or Participating Securities so instructs, you should complete the Rights Certificate and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our subscription agent to request a copy.

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Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the subscription agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock issuable upon conversion of the Preferred Stock issued in the Rights Offering until such Preferred Stock is converted into common stock and issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock. Holders of Warrants issued in connection with the Rights Offering will not have rights as holders of our common stock until such Warrants are exercised and the shares of common stock underlying the Warrants are issued to the holder.

Foreign Stockholders

We will not mail this prospectus or Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the subscription agent prior to 5:00 p.m., Eastern Time, on February 24, 2026, the third business day prior to the expiration date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price. If we should make any fundamental changes to the terms set forth in this prospectus, we will (i) file a post-effective amendment to the registration statement of which this prospectus forms a part, (ii) offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions, and (iii) issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or Participating Securities should recognize income or loss upon receipt or exercise of a Subscription Right, but the receipt and exercise of the Subscription Rights is unclear in certain respects. See “Material U.S. Federal Income Tax Consequences.”

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No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. We cannot predict the price at which our shares of common stock or Warrants will trade after the Rights Offering. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent, and by the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The Subscription Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. There is no public trading market for the Preferred Stock or the Warrants. We do not intend to apply for listing of the Preferred Stock or the Warrants on any securities exchange or recognized trading system. The shares of our common stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants to be issued in the Rights Offering are traded on the NYSE American under the symbol “AIM.”

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment prior to the expiration time.

Distribution Arrangements

Maxim Group LLC will act as dealer-manager for the Rights Offering. The dealer-manager will provide marketing assistance and advice to us in connection with the Rights Offering and will use its best efforts to solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants to be issued in the Rights Offering and does not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Preferred Stock or Warrants. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this Rights Offering. See “Plan of Distribution.”

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from Subscription Rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any securities you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights, you will not be eligible to participate in the Rights Offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the Rights Offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering, the ownership and disposition of shares of our Preferred Stock and Warrants received upon exercise of the Subscription Rights and the ownership and disposition of the shares of common stock received upon the conversion of our Preferred Stock or the exercise of the Warrants. This discussion does not purport to be a complete analysis of all potential tax consequences. The effects of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum tax laws, net investment tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of IRS in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, shares of our Preferred Stock, Warrants or shares of our common stock. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Subscription Rights through the Rights Offering by persons holding shares of our common stock and Participating Securities pursuant to this Rights Offering, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our Preferred Stock, and the acquisition, ownership and disposition (or expiration) of Warrants, each acquired upon exercise of the Subscription Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants.

This discussion is limited to the Subscription Rights acquired through the Rights Offering, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights and shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants, in each case, that are held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	U.S. holders (as defined below) that are subject to taxing jurisdictions other than, or in addition to, the United States or otherwise hold shares of our common stock, the Subscription Rights, shares of our Preferred Stock or Warrants in connection with a trade or business, permanent establishment, or fixed base outside the United States;

●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

●	persons holding shares of our common stock, the Subscription Rights, shares of our Preferred Stock or Warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, underwriters, and other financial institutions;

●	brokers, dealers or traders in securities or currencies or traders that elect to mark-to-market their securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein) and S corporations (and shareholders thereof);

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●	real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations;

●	persons deemed to sell the Subscription Rights, shares of Preferred Stock, or Warrants or shares of our common stock under the constructive sale provisions of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement (as defined in the Code);

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who received, hold or will receive shares of our common stock, Participating Securities, the Subscription Rights, shares of our Preferred Stock or Warrants pursuant to the exercise of any employee stock option or otherwise as compensation and persons who hold restricted common stock;

●	tax-qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	persons subject to the alternative minimum tax; and

●	U.S. holders that have a functional currency other than the U.S. dollar.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS, THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR PREFERRED STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS, AND SHARES OF OUR COMMON STOCK ACQUIRED UPON CONVERSION OF PREFERRED STOCK OR EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock, our Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of Warrants, as the case may be, that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable U.S. Treasury Regulations to continue to be treated as a United States person.

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Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Warrants in the Subscription Rights (rather than the right to purchase only shares of our Preferred Stock), the distribution of Subscription Rights to holders of Participating Securities and the effects of the Over-Subscription Privilege, we do not believe a U.S. holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to its existing shares of common stock or Participating Securities, as applicable, for U.S. federal income tax purposes. Section 305(a) of the Code generally provides that the receipt by a stockholder, or a holder of rights to acquire stock, of a right to acquire stock or warrants is not included in the taxable income of the stockholder; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) our common stock or (ii) options or warrants to acquire our common stock. Currently we do not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) our common stock or (ii) options or warrants to acquire our common stock; however, there is no guarantee that we will not make such distributions in the future. In addition, we do not currently have any convertible debt outstanding nor do we currently intend to issue any convertible debt.

The position regarding the non-taxable treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our common stock, options or warrants, because the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. holders of our common stock as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, we anticipate that we will not have current and accumulated earnings and profits through the end of 2025. Further, if the position regarding the non-taxable treatment of the Subscription Rights distribution is incorrect, the treatment of holders of Participating Securities is not clear, and it may differ from, and may be more adverse than, the treatment of the Subscription Rights distribution to the holders of common stock.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. holder’s’ existing shares of common stock or Participating Securities for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock or Participating Securities (in each case, with respect to which the Subscription Rights are distributed) on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate the tax basis in the holder’s existing shares of common stock or Participating Securities between the existing shares of common stock or Participating Securities and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock or Participating Securities and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. holder chooses to allocate tax basis between the holder’s existing common stock or Participating Securities and the Subscription Rights, the U.S. holder must make this election on a statement included with the holder’s timely filed U.S. federal income tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable.

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However, if the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of the holder’s existing shares of common stock or Participating Securities on the date the U.S. holder receives the Subscription Rights, then the U.S. holder must allocate tax basis in the existing shares of common stock or Participating Securities between those shares or warrants and the Subscription Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Subscription Rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the Subscription Right, no longer holds the common stock or Participating Securities with respect to which the Subscription Right was distributed.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain and the fair market value of the Participating Securities is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights or the Participating Securities on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including without limitation any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the fair market value and the conversion terms of the Preferred Stock, the exercise price of the Warrants, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable. In determining the fair market value of the Participating Securities, U.S. holders should consider all relevant facts and circumstances, including without limitation the difference between the exercise price of the Participating Securities and the trading price of our common stock on the date that the Subscription Rights are distributed, the length of the period during which the Participating Securities may be exercised, the nature of the adjustment provisions in the Participating Securities that may affect the economics of the exercise of such Participating Securities and any limitations of the transferability of the Participating Securities.

Exercise of Subscription Rights

A U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right received in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the share of Preferred Stock and the Warrants acquired upon exercise of the Subscription Right. We believe that the tax basis in the common stock or Participating Securities upon which the Subscription Rights were issued which is allocated to the Subscription Rights under the prior section entitled “—Tax Basis in the Subscription Rights” should be further allocated between the shares of Preferred Stock and the Warrants acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the date the Subscription Rights were distributed. The Subscription Price should be allocated between the shares of Preferred Stock and the Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. These allocations will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the shares of Preferred Stock and Warrants received upon exercise of such U.S. holder’s Subscription Right. The holding period of a share of Preferred Stock or a Warrant acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the Subscription Right, the U.S. holder no longer holds the common stock or Participating Securities with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of our common stock or Participating Securities previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock or Participating Securities previously sold, and (3) the impact of such allocation on the tax basis of the shares of our Preferred Stock and Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of shares of our common stock or Participating Securities with respect to which the Subscription Right is received, the U.S. holder should consult its own tax advisor.

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Expiration of Subscription Rights

If a U.S. holder allows Subscription Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common stock or participating warrants or options previously allocated to the Subscription Rights that have expired to such U.S. holder’s existing common stock or participating options or warrants, as applicable.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other taxable disposition of a Warrant (other than by exercise) received upon exercise of a Subscription Right, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in a Warrant will generally equal its initial tax basis (discussed above under “—Exercise of Subscription Rights”), as adjusted for any constructive dividends on the Warrant described below. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other taxable disposition. The deductibility of capital losses is subject to certain limitations.

A U.S. holder will not be required to recognize income, gain or loss upon exercise of a Warrant received upon exercise of a Subscription Right. A U.S. holder’s tax basis in a share of our common stock received upon exercise of the Warrants for cash will be equal to the sum of (1) the U.S. holder’s tax basis in the Warrants exchanged therefor and (2) the exercise price of such Warrants. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the Warrants.

In certain circumstances, the Warrants will be exercisable on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their own tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s adjusted tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock or our Preferred Stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds Warrants received upon exercise of a Subscription Right, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make appropriate adjustments), or there is an adjustment to the number of shares of common stock that will be issued on exercise of the Warrants, such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their own tax advisors regarding the proper treatment of any adjustments to the exercise price of the Warrants. We are currently required to report the amount of any deemed distributions to the IRS, as well as either on our website or to holders not exempt from reporting.

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Distributions on Preferred Stock and Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Preferred Stock or common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Preferred Stock and Common Stock

Upon a sale, exchange, or other taxable disposition of our Preferred Stock (other than by conversion) or our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our Preferred Stock or our common stock. The U.S. holder’s adjusted tax basis in our Preferred Stock generally will equal its initial tax basis (discussed above under “—Exercise of Subscription Rights”), as adjusted for applicable distributions (including constructive dividends described below). A U.S. holder’s adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock (discussed below under “—Conversion of the Preferred Stock into Our Common Stock”), as adjusted for applicable distributions (including constructive dividends described below). Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our Preferred Stock or our common stock exceeded one year at the time of disposition (see the discussion below under “—Conversion of Our Preferred Stock into Our Common Stock” regarding a U.S. holder’s holding period for our common stock). Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Our Preferred Stock into Our Common Stock

A U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Preferred Stock (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Preferred Stock). The adjusted tax basis of our common stock that a U.S. holder receives on conversion will equal the adjusted tax basis of the Preferred Stock converted (decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issued upon conversion of the Preferred Stock), and the holding period of such common stock received on conversion will include the period during which the U.S. holder held the Preferred Stock prior to conversion.

In the event a U.S. holder’s Preferred Stock is converted pursuant to an election by such U.S. holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. In this regard, it is possible that any related adjustments of the conversion rate would be treated as a constructive distribution to the U.S. holder as described below under “—Constructive Dividends on Preferred Stock.” U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Constructive Dividends on Preferred Stock or Common Stock

The conversion rate of our Preferred Stock is subject to adjustment under certain circumstances, as described below under “Description of Securities—Preferred Stock—Preferred Stock.” Section 305(c) of the Code and U.S. Treasury Regulations thereunder may treat a U.S. holder of our Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner as described above under “—Distributions on Preferred Stock and Common Stock,” if and to the extent that certain adjustments in the conversion rate (or failures to make such an adjustment) increase the proportionate interest of such U.S. holder in our earnings and profits. In certain other circumstances, an adjustment to the conversion rate of our Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. We are currently required to report the amount of any deemed distributions to the IRS, as well as either on our website or to holders not exempt from reporting.

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Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the Warrants, shares of our Preferred Stock acquired through the exercise of Subscription Rights or shares of our common stock acquired through conversion of our Preferred Stock or exercise of the Warrants. Certain U.S. holders are exempt from backup withholding, including certain corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt (or fails to properly establish an exemption) and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock, Participating Securities, our Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of Warrants, as the case may be, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “—Tax Considerations Applicable to U.S. Holders—Receipt of Subscription Rights” above. In such case, non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise of Warrants

A non-U.S. holder will not be subject to U.S. federal income tax on the cash exercise of Warrants into shares of our common stock. As discussed above in “—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants,” the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear. Non-U.S. holders are urged to consult their own tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

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Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock or common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make appropriate adjustments), or there is an adjustment to the number of shares of common stock that will be issued on exercise of the Warrants, such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their own tax advisors regarding the proper treatment of any adjustments to the Warrants.

Distributions on Preferred Stock and Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Preferred Stock or common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Preferred Stock, Warrants, or common stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Preferred Stock or common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (1) an applicable income tax treaty or (2) the non-U.S. holder holding our Preferred Stock or common stock in connection with the conduct of a trade or business within the United States and such dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax pursuant to the benefits of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above, and subject to the discussion below on backup withholding and foreign accounts), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Sale or Other Disposition of Preferred Stock, Warrants or Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Preferred Stock, Warrants or common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Preferred Stock, Warrants or common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPI’s relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Our Preferred Stock into Our Common Stock

A non-U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Preferred Stock (except to the extent the non-U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Preferred Stock).

Constructive Dividends on Preferred Stock

As described above under “—Tax Considerations Applicable to U.S. Holders—Constructive Dividends on Preferred Stock or Common Stock,” in certain circumstances, a non-U.S. holder will be deemed to receive a constructive distribution from us. Adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are treated as dividends for U.S. federal income tax purposes. Any constructive dividend deemed paid to a non-U.S. holder will be subject to U.S. federal income tax or withholding tax in the manner described above under “—Tax Considerations Applicable to Non-U.S. Holders—Distributions on Preferred Stock and Common Stock.” It is possible that U.S. federal tax on the constructive dividend would be withheld, if applicable, from subsequent payments on the Preferred Stock or our common stock.

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Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Preferred Stock, Warrants or common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder timely certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W- 8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Preferred Stock, Warrants and common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Preferred Stock, Warrants or common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Preferred Stock, Warrants or common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner timely certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise timely establishes an exemption. Proceeds of a disposition of our Preferred Stock, Warrants or common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Preferred Stock, Warrants or common stock, or gross proceeds from the sale or other disposition of our Preferred Stock, Warrants or common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Withholding under FATCA also potentially applies to payments of gross proceeds from the sale or other disposition of our common stock. Proposed regulations, however, would eliminate withholding under FATCA on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed regulations until final regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions.

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DESCRIPTION OF SECURITIES

As of the date of this prospectus, our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, authorizes us to issue 350,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our Certificate of Incorporation and Amended and Restated Bylaws, or Bylaws, our outstanding warrants, our registration rights agreements and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by our Certificate of Incorporation and our Bylaws, a copy of each of which has been incorporated as an exhibit to the prospectus.

Our Certificate of Incorporation and our Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors, which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our board of directors.

Common Stock

As of January 26, 2026, there were 3,276,425 shares of common stock outstanding. In addition, as of the date of this prospectus, there were: (i) 28,632 shares of common stock subject to outstanding options; (ii) 24,263 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan; and (iii) 11,428,130 shares of common stock reserved for future issuance under outstanding common stock warrants. Our Bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

The transfer agent and registrar for our common stock is EQ, The transfer agent and the registrar’s address is 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120-4100. Their telephone number is 1-800-937-5449. Our common stock is listed on the NYSE American under the symbol “AIM”.

Preferred Stock

Our board of directors has the authority under our Certificate of Incorporation, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or otherwise adversely affecting the rights of holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common stock.

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Series A Junior Participating Preferred Stock.

We have authorized 4,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share pursuant to our Rights Plan, none of which are outstanding.

Stockholder Rights Plan

On November 19, 2002, our board of directors declared a dividend distribution of one Right for each outstanding share of common stock to stockholders of record at the close of business on November 29, 2002 pursuant to our rights agreement (as subsequently amended and restated, the “Rights Agreement”) between us and EQ, our Rights Agent. Each right entitles the registered holder of one share of our common stock to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $21.00 per Unit, subject to adjustment. The description and terms of the rights are set forth in the Rights Agreement, which is incorporated by reference in this prospectus.

Future Preferred Stock.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

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●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

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Description of Other Outstanding Securities of the Company

Warrants

As of the date of this prospectus, there were 11,428,130 common stock purchase warrants outstanding, which expire between June 3, 2026 and July 30, 2030. Each of these warrants entitles the holder to purchase one share of common stock at prices ranging between $1.43856 and $36.30, as converted, per share, with a weighted average exercise price of $6.35 per share. Certain of these warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations.

The following Warrants are the Participating Securities:

May 2024 Class A and Class B Warrants

On June 3, 2024, we issued to a single accredited investor Class A warrants to purchase an aggregate of up to 56,410 shares of our common stock at an exercise price of $36.30 per share and Class B warrants to purchase an aggregate of up to 56,410 shares of our common stock at an exercise price of $36.30 per share. We refer to the Class A and Class B warrants, collectively, as the May 2024 Warrants, and to the Class A and Class B warrants, individually, as the May 2024 A Warrants and the May 2024 B Warrants. The May 2024 A Warrants and May 2024 B Warrants are not exercisable for six months prior to December 3, 2024 and expire, respectively, five years and six months and twenty-four months after their issuance date.

The exercise price of the May 2024 Warrants, and the number of shares of common stock, are subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the May 2024 Warrants. If a Fundamental Transaction (as defined in the May 2024 Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the May 2024 Warrants with the same effect as if such successor entity had been named in the warrant itself. May 2024 Warrant Holders will have additional rights defined in the May 2024 Warrants. The May 2024 Warrants are exercisable on a “cashless” basis only if there is not a current registration statement permitting public resale.

September 2024 Class C and Class D Warrants

On September 30, 2024, we issued to the same purchaser who received May 2024 Warrants Class C and Class D Warrants, each to purchase an aggregate of up to 46,530 shares and each with an exercise price of $28.00. We refer to the Class C and Class D warrants, collectively, as the September 2024 Warrants, and to the Class C and Class D warrants, individually, as the September 2024 C Warrants and the September 2024 D Warrants. The September 2024 C Warrants and the September 2024 D Warrants are not exercisable until April 1, 2025, and will expire, respectively, twenty-four months and five years and six months after that date.

The provisions described in the last paragraph of the May 2024 Warrants are applicable to the September 2024 Warrants.

July 2025 Class E, Class F and Pre-funded Warrants

On July 31, 2025, we issued Class E warrants to purchase up to 2,000,000 shares of common stock, Class F warrants to purchase up to 2,000,000 shares of common stock, and pre-funded warrants. We refer to the Class E, Class F, and pre-funded warrants, collectively, as the July 2025 Warrants, and to the Class E, Class F and pre-funded warrants, individually, as the July 2025 E Warrants, and the July 2025 F Warrants and the July 2025 Pre-funded Warrants.

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All of the July 2025 Warrants, other than the July 2025 Pre-funded warrants, have an exercise price of $4.00 per share, and were exercisable immediately upon issuance. The July 2025 Class E Warrants expire on July 30, 2030, and the July 2025 Class F Warrants expire on February 1, 2027. The July 2025 Pre-funded Warrants have an exercise price of $0.001 per pre-funded warrant. The 2025 Warrants also have beneficial ownership limitations that prevent the holders from exercising the Class E, Class F and pre-funded warrants they received if they would beneficially own more than 4.99% (or at the election of the holder prior to issuance of the 2025 Warrants, 9.99%) of our then outstanding shares of common stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquires 50% or more of our outstanding shares of common stock, referred to as a fundamental transaction, then following such event, the holders of the July 2025 Warrants will be entitled to receive upon their exercise of the July 2025 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the July 2025 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the July 2025 Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require us or the successor entity purchase the July 2025 Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the July 2025 Warrant on the date of the consummation of the fundamental transaction. However, if the fundamental transaction is not within our control, including not approved by our Board of Directors, the holder will only be entitled to receive from us or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the 2025 Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

The July 2025 E Warrants and the July 2025 F Warrants, for purposes herein the July 2025 E and F Warrants, provide that in the event of a share dividend, share split, share combination recapitalization or other similar event, which is referred to as a Share Combination Event, the exercise price of the July 2025 E and F Warrants will be reset to a price equal to the lesser of the then exercise price or the VWAP (as that term is defined in the July 2025 E and F Warrants) for the eight consecutive trading period commencing on the date that is four trading days before the Share Combination Event; provided, however, the exercise price will not be lowered to less than the floor price of $1.44 per share. If the exercise price of the July 2025 E and F Warrants is lowered as a result of a Share Combination Event, the number of shares issuable upon exercise of the July 2025 E and F Warrants will be increased such that the aggregate exercise price of the July 2025 E and F Warrants remains unchanged. While the exercise price can be lowered it cannot be increased.

On January 13, 2026, we distributed a dividend of one share of our common stock for every 1,000 shares of common stock issued and outstanding as of January 9, 2026 as well as one share of common stock for every outstanding option or warrant that has a right to receive stock dividends (the “Dividend”). The issuance of the Dividend was a Share Combination Event under Section 3(g) of the July 2025 E and F Warrants.

Section 3(g) of the July 2025 E and F Warrants provides that upon the occurrence of a stock dividend which is a Share Combination Event Price (this and all other capitalized terms in this paragraph have the meanings as set forth in the July 2025 E and F Warrants) and the lowest VWAP during the period (the “Evaluation Period”) commencing four consecutive Trading Days immediately preceding and the four consecutive Trading Days commencing on the Share Combination Event Date is less than the Exercise Price of the Warrants then in effect, then the Exercise Price shall be reduced (but in no event increased) to the Event Market Price and the number of shares issuable upon the exercise of the Warrants shall be inversely increased; provided, however, in no event shall the Event Market Price be less than $1.44 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the original issuance date of the July 2025 E and F Warrants). During the Evaluation Period, the VWAP was below $1.439 (which is the Floor Price after taking into account the Dividend). Since the Exercise Price has reached the Floor Price, and further since the application of Section 3(g) cannot increase the Exercise Price or further lower the Floor Price, Section 3(g) cannot be triggered again and, by its terms, has no further effect on the terms of the Warrants. As a result, the number of each of the outstanding July 2025 E and F Warrants has been increased to 5,561,125 and the Exercise Price of each of the outstanding July 2025 E and F Warrants has been reduced to $1.439 per share of common stock.

Additional Options

Also included in the Participating Securities are options owned by officers, directors, employees and consultants. These options contain provisions that provide the holders, on exercise thereof at any time after the consummation, effective date or record date of an event, the right to receive the securities or such other assets of AIM to which holders would have been entitled upon such date as if the options were fully vested and the holders had exercised the options immediately prior thereto. The foregoing is in addition to the common stock issuable upon exercise of such options.

We also issued to Maxim Group LLC (or its permitted assignees) placement agent warrants to purchase 100,000 shares of common stock. The placement agent warrants have an exercise price equal to $4.40 per Unit sold in the public offering that closed on July 30, 2025 and may be exercised on a cashless basis. The placement agent warrants are immediately exercisable and expire five years from July 30, 2025. The placement agent warrants are not redeemable by us. We have agreed to a one-time demand registration of our shares of common stock underlying the placement agent warrants at our expense (an additional demand registration at the holders’ expense) for a period of five years from July 30, 2025. The placement agent warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock for a period of five-years from July 30, 2025. The placement agent warrants will provide for adjustment in the number and price of such placement agent warrants (and our shares of common stock underlying such placement agent warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Series G Preferred Stock Included in Units Issuable in the Rights Offering

We will authorize the Series G Preferred Stock by filing a certificate of designation with the Secretary of State of Delaware. The certificate of designation may be authorized by our Board without approval by our stockholders.

Conversion. Each share of Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $1.20 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Preferred Stock will not have the right to convert any portion of the Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. A holder of the Preferred Stock, upon notice to us, may increase or decrease the beneficial ownership limitation provisions of such holder’s Preferred Stock, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Preferred Stock, the holders of the Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Preferred Stock.

Dividends. Holders of Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Preferred Stock has no voting rights.

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Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Warrants Included in Units Issuable in the Rights Offering

The Warrants to be issued as a part of this Rights Offering will be separately transferable following their issuance and through their expiration five years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price of $1.20 per share from the date of issuance through its expiration. There is currently no public trading market for the Warrants and we do not expect that one will develop. The common stock underlying the Warrants, upon issuance, will also be traded on the NYSE American under the symbol “AIM.”

All Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our warrant agent reflecting ownership of Warrants if you are a holder of record. The subscription agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Rights Offering has expired. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Rights Offering.

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Exercisability

Each Warrant will be exercisable at any time and will expire five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Cashless Exercise

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Warrant, the holder may exercise the Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price

Each Warrant represents the right to purchase one share of common stock at an exercise price of $1.20 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of the Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to us, may increase or decrease the beneficial ownership limitation provisions of the Warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the Warrant.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the Warrant to us with a completed and signed assignment in the form attached to the Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Market

There is currently no public trading market for the Warrants and we do not expect such as market to develop.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and EQ, the warrant agent.

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Effects of Anti-Takeover Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

The provisions of (1) Delaware law, (2) our Certificate of Incorporation and (3) our Bylaws discussed below could discourage or make it more difficult to prevail in a proxy contest or effect other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Authorization of Blank Check Preferred Stock. Our Certificate of Incorporation provides that our board of directors is authorized to issue, without stockholder approval, blank check preferred stock. Blank check preferred stock can operate as a defensive measure known as a “poison pill” by diluting the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Restated Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before an annual or special meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary and be delivered no less than 60 days nor more than 90 days prior to the prior meeting’s date or ten days following the day on which the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, this business will not be conducted at the meeting.

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Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent. Our Certificate of Incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled “Effect of Anti-Takeover Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law” or to reduce the number of authorized shares of common stock or preferred stock. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. An 80% vote is also required for any amendment to, or repeal of, our Bylaws by the stockholders. Our Bylaws may be amended or repealed by a simple majority vote of the board of directors.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Subscription Agent, Information Agent and Warrant Agent

The subscription agent and information agent are both Broadridge Corporate Issuer Solutions, LLC. The warrant agent is EQ.

50

PLAN OF DISTRIBUTION

Promptly following the effective date of the registration statement of which this prospectus form is a part, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus to the holders of our common stock and Participating Securities on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase Units must complete the Subscription Rights Certificate and return it with payment for the shares to the subscription agent at the following address:

By USPS mail service	By UPS, FedEx, or Courier:
Broadridge, Inc. Attn: BCIS Re-Organization Department P.O. Box 1342 Brentwood, NY 11717-0718	Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

If you have any questions, you should contact our information agent for the Rights Offering: Broadridge Corporate Issuer Solutions LLC, toll free at 855-793-5068 or by mail at Shareholder@Broadridge.com.

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Maxim Group LLC will act as dealer-manager for the Rights Offering. In such capacity, the dealer-manager will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the Rights Offering) to us in connection with this Rights Offering and will solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in this Rights Offering and do not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Preferred Stock or Warrants.

In connection with this Rights Offering, we have agreed to pay fees to Maxim Group LLC as dealer-manager an aggregate cash fee equal to 8.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We advanced $25,000 (the “Advance”) to Maxim Group LLC as an advance against the expense allowance upon their engagement as dealer-manager and agreed to reimburse the reasonable fees and expenses of the dealer-manager up to $125,000 (including the Advance). Any portion of the Advance not used for Maxim’s actual out-of-pocket expenses shall be promptly reimbursed to us.

If there is a closing of this Rights Offering, or if our engagement agreement with Maxim Group LLC is terminated prior to closing of this Rights Offering, then if within six (6) months following such time, we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted by Maxim Group LLC in connection with the Rights Offering, we will pay Maxim Group LLC upon the closing of such financing or receipt of such proceeds a cash transaction fee equal to eight percent (8.0%) of the aggregate gross cash proceeds of such transaction.

We have also agreed to indemnify the dealer-manager and their respective affiliates against certain liabilities arising under the Securities Act. The dealer-manager participation in this Rights Offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and their affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Subject to certain exceptions, we have agreed, (i) for a period of 30 days following the completion of the Rights Offering if the gross proceeds received by us from exercises of Subscription Rights are less than $4.0 million, (ii) for a period of 60 days following the completion of the Rights Offering if the gross proceeds received by us from exercises of Subscription Rights are at least $4.0 million but less than $8.0 million, and (iii) for a period of 90 days following the completion of the Rights Offering if the gross proceeds received by us from exercises of Subscription Rights are $8.0 million or more not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of common stock or other securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or amendment or supplement thereto, in each case without prior written consent of the dealer-manager.

Our common stock is listed on the NYSE American under the symbol “AIM.”

51

EXPERTS

The consolidated financial statements of AIM ImmunoTech Inc. (the Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Silverman Shin & Schneider PLLC, New York, New York. The dealer-manager is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

52

Subscription Rights to Purchase Up to 12,000 Units

Consisting of an Aggregate of Up to 12,000 Shares of Series G Convertible Preferred Stock

and Warrants to Purchase Up to an aggregate of 19,992,000 Shares of Common Stock at a Subscription Price of $1,000 Per Unit and

Up to 9,996,000 Shares of Common Stock Issuable upon the Conversion of

Series G Convertible Preferred Stock Included in the Units and

Up to 19,992,000 Shares of Common Stock Issuable upon the Exercise of

Warrants Included in the Units

PROSPECTUS

Dealer-Manager

Maxim Group LLC

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, excluding dealer-manager fees. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be Paid
SEC registration fee	$4,971.60
FINRA filing fee	$5,900.00
Legal fees and expenses	$120,000.00
Accounting fees and expenses	100,000.00
Subscription Agent, Information Agent and Warrant Agent Fees and Expenses	38,500.00
Miscellaneous expenses	7,862.00
Total	$272,262.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article Ninth of our Amended and Restated Certificate of Incorporation provides that we shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents. Such indemnification (other than an order by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant’s Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

The foregoing discussion of our amended and restated certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 15. Recent Sales of Unregistered Securities.

	Cost Basis Per Share of
	Common Stock Post Split	Common Stock Indirect-Post Split	Common Stock- Post Split
Nancy Bryan	$179.41	—	2,918
3/21/2024	$39.00	—	384
12/2/2024	$23.00	—	226
12/13/2024	$21.30	—	245
12/31/2024	$19.80	—	263
1/15/2015	$19.00	—	274
1/31/2025	$20.19	—	258
2/14/2025	$12.02	—	433
2/28/2025	$13.50	—	386
3/14/2025	$11.60	—	449
David Chemerow	$25.10	—	641
2/28/2025	$13.50	—	193
3/14/2025	$11.60	—	448
Thomas Equels	$2,525.20	—	35,872
4/25/2022	$102.00	—	490
7/18/2022	$76.00	—	328
1/3/2023	$31.00	—	1,612
7/17/2023	$59.00	—	169
8/24/2023	$66.70	—	149
8/25/2023	$66.90	—	82
9/29/2023	$44.10	—	226
11/27/2023	$44.30	—	338
3/15/2024	$33.00	—	757
5/6/2024	$40.50	—	617
8/12/2024	$26.50	—	3,773
9/11/2024	$32.00	—	3,125
9/13/2024	$30.80	—	200
9/16/2024	$30.30	—	50
11/20/2024	$114.83	—	1,451
11/21/2024	$21.17	—	200
12/19/2024	$20.60	—	227
3/4/2025	$23.50	—	1,273
3/5/2025	$13.46	—	500
4/4/2025	$6.30	—	410
4/21/2025	$2.54	—	19,685
6/12/2025	$870.00	—	103
6/13/2025	$769.70	—	107
Ted Kellner		$37,205
		$17,510
		$19,695
William Mitchell	$142.95	—	4,505
12/2/2024	$23.00	—	227
12/13/2024	$21.30	—	245
12/31/2024	$19.80	—	263
1/15/2025	$19.00	—	274
1/31/2025	$20.19	—	258
2/14/2025	$12.02	—	433
2/28/2025	$13.50	—	38
3/14/2025	$14.14	—	2,419
Peter Rodino	$259.50	—	3,435
4/25/2022	$102.00	—	49
1/3/2023	$31.00	—	806
3/15/2024	$33.00	—	379
5/6/2024	$40.50	—	309
8/12/2024	$26.50	—	1,887
4/4/2025	$26.50	—	5
Grand Total	$3,132.16	37,205	47,371

The foregoing issuances were made pursuant to employment agreements, reductions in salaries and compensation for directors serving on committees.

The offers, sales and issuances of securities described above was deemed to be exempt from registration under the Securities Act in reliance on either Section 4(a)(2) in that they did not involve a public offering, or Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit No.	Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

1.1#	Form of Dealer Manager Agreement

3.1(i)	Certificate of Incorporation as Amended and Restated through June 10, 2025		Form 8-K (Exhibit 3.1(i))	10/29/2025	001-27072

3.1.7#	Certificate of Designation of Series G Preferred Stock

3.3	Amended and Restated By-Laws of Registrant		Form 8-K (Exhibit 3.7(ii)	2/26/2025	001-27072

4.1	Specimen certificate representing our Common Stock		Form 10-Q (Exhibit 4.1)	11/14/2024	001-27072

4.2	Rights Agreement, dated May 12, 2023 between AIM ImmunoTech Inc. and American Stock Transfer & Trust Company, LLC.		Form 8-A12B/A (Exhibit 4.6)	5-12-2023	001-27072

4.3	Amended and Restated Rights Agreement, dated as of November 14, 2017, between the Company and American Stock Transfer & Trust Company LLC. The Amended and Restated Right Agreement includes the Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of the Right to Purchase Preferred Stock		Form 8-A12B (Exhibit 1)	11/14/2017	001-27072

II-3

4.4	Amended and Restated Rights Agreement, dated as of November 9, 2022, between the Company and American Stock Transfer & Trust Company LLC.	Form 8-A12B/A (Exhibit 4.4)	11/14/2022	001-27072

4.5	Amended and Restated Rights Agreement, dated as of February 9, 2023, between the Company and American Stock Transfer & Trust Company LLC.	Form 8-A12B/A (Exhibit 4.5)	2/10/2023	001-27072

4.6	Form of Indenture	Form S-3 (Exhibit 4.4)	1/21/2022	333-262280

4.7	Form of Warrant issued to Purchaser of facility	Form 10-K (Exhibit 4.8)	3/30/2018	001-27072

4.8	2018 Rights Offering Form of Non-Transferrable Subscription Rights Certificate	Form S-1/A (Exhibit 4.14)	2/6/2019	333-229051

4.9	2018 Rights Offering Form of Warrant Agreement	Form 8-K (Exhibit 4.1)	2/27/2019	001-27072

4.10	2018 Rights Offering Form of Warrant Certificate	Form S-1/A (Exhibit 4.15)	2/6/2019	333-229051

4.11	2018 Rights Offering Warrant Agency Agreement with American Stock Transfer & Trust	Form 8-K (Exhibit 4.1)	3/8/2019	001-27072

4.12	Description of Common Stock.	Form 10-K (Exhibit 4.11)	3/27/2025	001-270072

4.13	Form of Warrant Agency Agreement between AIM and Equiniti Trust Company, LLC	Form S-1/A (Exhibit 4.28)	2/3/2025	333-0284443

4.14#	Form of Warrant

4.15#	Form of Warrant Agency Agreement between AIM and Equiniti Trust Company, LLC

4.16#	Form of Non-Transferrable Subscription Rights Certificate

4.17+ †	2024 Class A/B Common Stock Purchase Warrant	Form 8-K (exhibit 4.1)	6/3/24	001-27072

4.18+ †	2024 Class C Common Stock Purchase Warrant with Armistice Capital Master Fund Ltd	Form 8-K (Exhibit 4.1)	10/1/2024	001-27072

4.19+ †	2024 Class D Common Stock Purchase Warrant with Armistice Capital Master Fund Ltd	Form 8-K (Exhibit 4.2)	10/1/2024	001-27072

4.20+ †	2025 Class E/F Warrants	Form S-1A no. 3 (exhibit 4.26)	7/15/2025	33-3284443

4.21+ †	2025 Pre-Funded Warrant	Form S-1A no. 3 (exhibit 4.27)	7/15/2025	33-3284443

5.1	Opinion of Silverman Shin & Schneider PLLP	Form S-1A no. 2 (exhibit 5.1)	1/29/2026	33-292085

10.1	Form of Confidentiality, Invention and Non-Compete Agreement	Form S-1 (Exhibits)	11/2/1995	33-93314

10.2	Supply Agreement with HollisterStier Laboratories LLC dated December 5, 2005	Form 10-K (Exhibit 10.46)	4/3/2006	001-13441

10.3	Amendment to Supply Agreement with HollisterStier Laboratories LLC dated February 25, 2010	Form 10-K (Exhibit 10.68)	3/12/2010	001-13441

10.4	Amendment to Supply Agreement with HollisterStier Laboratories LLC executed September 9, 2011	Form 10-K (Exhibit 10.22)	3/14/2012	001-13441

10.5	Early Access Agreement with Impatients N.V. dated August 3, 2015+†	Form 10-Q (Exhibit 10.1)	11/16/2015	000-27072

10.6+ †	Addendum to Early Access Agreement with Impatients N.V. dated October 16, 2015	Form 10-Q (Exhibit 10.2)	11/16/2015	000-27072

10.7+ †	Licensing Agreement dated April 13, 2016 with Lonza Sales AG	Form 10-Q/A (Exhibit 10.2)	8/29/2016	000-27072

10.8+ †	Amended and Restated Early Access Agreement with Impatients N.V. dated May 20, 2016.	Form 8-K/A (Exhibit 10.1)	5/8/2017	000-27072

II-4

10.9	December 13, 2016 Amendment No. 1 to Amended and Restated Early Access Agreement with Impatients N.V.	Form 10-K (Exhibit 10.45)	3/30/2018	001-27072

10.10	June 28, 2017 Amendment No. 2 to Amended and Restated Early Access Agreement with Impatients N.V.	Form 10-K (Exhibit 10.46)	3/30/2018	001-27072

10.11	February 14, 2018 Amendment No. 3 to Amended and Restated Early Access Agreement with Impatients N.V.	Form 10-K (Exhibit 10.47)	3/30/2018	001-27072

10.12	March 26, 2018 Amendment No. 4 to Amended and Restated Early Access Agreement with Impatients N.V.	Form 10-K (Exhibit 10.48)	3/30/2018	001-27072

10.13	2018 Equity Incentive Plan *	Form DEF-14A (Appendix A)	8/3/2018	001-27072

10.14	October 9, 2018, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center	Form 10-Q (Exhibit 10.1)	11/14/2018	001-27072

10.15	March 20, 2020 Amendment to 2017 Material Transfer and Research Agreement with Roswell Park Cancer Institute	Form 8-K (Exhibit 10.1)	3/26/2020	001-27072

10.16+ †	July 1, 2020, Material Transfer and Research Agreement with the Japanese National Institute of Infectious Diseases and Shionogi & Co., Ltd.	Form 10-Q (Exhibit 10.3)	8/14/2020	001-27072

10.17+ †	July 6, 2020, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center.	Form 10-Q (Exhibit 10.4)	8/14/2020	001-27072

II-5

10.18+ †	August 6, 2020, Project Work Order with Amarex Clinical Research LLC.	Form 10-Q (Exhibit 10.5)	8/14/2020	001-27072

10.19	November 10, 2020 employment agreement with Thomas K. Equels. *	Form 10-Q (Exhibit 10.1)	11/12/2020	001-27072

10.20	December 22, 2020 Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen	Form 10-K (Exhibit 10.75)	3/31/2021	001-27072

10.21+ †	December 30, 2020 Amendment to Project Work Order with Amarex Clinical Research LLC.	Form 10-K (Exhibit 10.78)	3/31/2021	001-27072

10.22	December 23, 2020 Amendment to Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen	Form 10-K (Exhibit 10.79)	3/31/2021	001-27072

10.23	March 24, 2021 employment agreement with Peter Rodino*	Form 10-K (Exhibit 10.80)	3/31/2021	001-27072

10.24+ †	Material Transfer and Research agreement with Roswell Park Comprehensive Cancer Center executed on April 14, 2021	Form 10-Q (Exhibit 10.2)	5/17/21	001-27072

10.25+ †	May 12, 2021 Amendment to the Renewed Sales, Marketing, Distribution and Supply Agreement with GP Pharm.	Form 10-Q (Exhibit 10.5)	5/17/21	001-27072

10.26+ †	March 1, 2022 Consulting Agreement with Foresite Advisors, LLC pursuant to which Robert Dickey IV will serve as the Company’s Chief Financial Officer*	Form 10-K (Exhibit 10.78)	3/31/2022	001-27072

II-6

10.27	March 8, 2022 Change order to Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen.	Form 10-K (Exhibit 10.82)	3/31/2022	001-27072

10.28+ †	April 7, 2022 Project Work Order with Amarex Clinical Research LLC.to manage Phase 2 clinical trial in advanced pancreatic cancer patients	Form 8-K (Exhibit 10.1)	4/12/2022	001-27072

10.29+ †	June 13, 2022 Project Work Order with Amarex Clinical Research LLC. for a Randomized Double Blind, Placebo Controlled study to Evaluate the Efficacy and Safety of Ampligen in Patients with Post Covid Conditions	Form 8-K (Exhibit 10.1)	6/17/2022	001-27072

10.30	June 16, 2022 Lease agreement entered into with New Jersey Economic Development Authority for 5,210 square-foot R&D facility at the New Jersey Bioscience Center	Form 8-K (Exhibit 10.1)	6/21/2022	001-27072

10.31	October 5, 2022 Lease extension for Riverton office	Form 10-Q (Exhibit 10.4)	11/14/2022	001-27072

10.32+ †	October 11, 2022 Material Transfer and Research Agreement with University of Pittsburgh	Form 10-Q (Exhibit 10.5)	11/14/2022	001-27072

10.33+ †	October 21, 2022 Material Transfer and Research Agreement with University of Pittsburgh	Form 10-Q (Exhibit 10.6)	11/14/2022	001-27072

10.34	December 5, 2022 Master Service Agreement between Sterling Pharma Solutions Limited and AIM ImmunoTech Inc.	Form 10-K (Exhibit 10.93)	3/31/23	001-27072

II-7

10.35+ †	January 13, 2023 Study Support Agreement with Erasmus University Medical Center Rotterdam	Form 10-K (Exhibit 10.94)	3/31/2023	001-27072

10.36+ †	January 13, 2023 Co-ordination Agreement with Erasmus University Medical Center Rotterdam and AstraZeneca BV	Form 10-K (Exhibit 10.95)	3/31/2023	001-27072

10.37	March 1, 2023 Extension Agreement with Foresite Advisors LLC*	Form 10-K (Exhibit 10.96)	3/31/2023	001-27072

10.38	April 4, 2023 Unrestricted Grant Agreement with Erasmus University Medical Center	Form 8-K (Exhibit 10.1)	4/7/2023	001-27072

10.39	April 5, 2023 Independent Contractor Service Agreement with Casper H.J van Eijck	Form 8-K (Exhibit 10.2)	4/7/2023	001-27072

10.40	April 19, 2023 Equity Distribution Agreement with Maxim Group, LLC	Form 8-K (Exhibit 10.1)	4/19/2023	001-27072

10.41+ †	Material Transfer and Research Agreement, dated as of May 22, 2023, with Japanese National Institute of Infectious Disease †	Form 8-K (Exhibit 10.1)	5/30/2023	001-27072

10.42	September 20, 2023 Amended and Restated Material Transfer and Research Agreement with Roswell Park Cancer Institute Corporation d/b/a Roswell Park Comprehensive Cancer Center	Form 8-K (Exhibit 10.1)	9/29/2023	001-27072

10.43	February 16, 2024 Note Purchase Agreement with Streeterville Capital LLC	Form 8-K (Exhibit 10.1)	2/20/2024	001-27072

10.44	February 16, 2024 Promissory Note with Streeterville Capital LLC	Form 8-K (Exhibit 10.2)	2/20/2024	001-27072

II-8

10.45	Atlas Equity Purchase Agreement	Form 10-K (Exhibit 10.104)	4/1/2024	001-27072

10.46	Atlas Registration Rights Agreement	Form 10-K (Exhibit 10.105)	4/1/2024	001-27072

10.47	October 4, 2023 Lease extension for Riverton office	Form S-1 (Exhibit 10.106)	4/19/2024	001-27072

10.48	March 15, 2024 Addendum 1 to Lease for Ocala office	Form S-1 (Exhibit 10.107)	4/19/2024	001-27072

10.49	Form of Securities Purchase Agreement, dated as of May 31, 2024, by and among the Company and a Purchaser	Form 8-K (Exhibit 10.1)	6/3/2024	001-27072

10.50	August 12, 2024 Amendment to Employment Agreement for Thomas K Equels*	Form 10-Q (Exhibit 10.4)	8/14/2024	001-27072

10.51	August 12, 2024 Amendment to Employment Agreement for Peter W Rodino III*	Form 10-Q (Exhibit 10.5)	8/14/2024	001-27072

10.52	September 11, 2024 Amendment to Employment Agreement for Thomas K Equels*	Form 8-K (Exhibit 10.1)	9/12/2024	001-27072

10.53	September 11, 2024 Amendment to Employment Agreement for Peter W. Rodino III*	Form 8-K (Exhibit 10.2)	9/12/2024	001-27072

10.54	September 30, 2024 Securities Purchase Agreement	Form 8-K (Exhibit 10.1)	10/1/2024	001-27072

10.55	September 30, 2024 Placement Agency Agreement with Maxim Group LLC	Form 8-K (Exhibit 1.1)	10/1/2024	001-27072

II-9

10.56	September 19, 2024 Lease extension for Riverton office	Form 10-Q (Exhibit 10.15)	11/14/2024	001-27072

10.57	Class A/B Common Stock Purchase Warrant with Armistice	Form 8-K (Exhibit 4.1)	6/3/2024	001-27072

10.58	Class C Common Stock purchase warrant with Armistice	Form 8-K (Exhibit 4.1)	10/1/2024	001-27072

10.59	Class D Common Stock Purchase Warrant with Armistice	Form 8-K (Exhibit 4.2)	10/1/2024	001-27072

10.60	Form of Lock-up Agreement	Form S-1/A (Exhibit 10.119)	2/3/2025	333-284443

21.1	List of Subsidiaries	Form 10-K (Exhibit 21.1)	3/27/2025	001-27072

23.1	Consent of BDO USA, P.C.

97.1	Company Clawback Policy	Form 10-K (Exhibit 97.1)	4/1/2024	001-27072

99.1#	Form of Instructions as to Use of Subscription Rights Certificates

99.2#	Form of Letter to Shareholders who are Record Holders

99.3#	Form of Letter to Brokers, Dealers, Banks and Other Nominees

99.4#	Form of Broker Letter to Clients Who are Beneficial Holders

99.5#	Form of Beneficial Owner Election Form

99.6#	Form of Nomination Holder Certification

99.7#	Form of Notice of Important Tax Information

107	Filing Fee Table	Form S-1 (Exhibit 107)	December 12, 2025	333-292085

* Indicates management contract or compensatory plan or arrangement.

# To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+ Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

† A portion of this Exhibit has been omitted as it contains information that (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ocala, Florida on January 29, 2026.

AIM IMMUNOTECH INC.

By:	/s/ Thomas K. Equels
Thomas K. Equels
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Thomas K. Equels		January 29, 2026
Thomas K. Equels	Chief Executive Officer and Director

/s/ Robert Dickey IV		January 29, 2026
Robert Dickey IV	Chief Financial Officer

/s/ William Mitchell		January 29, 2026
William Mitchell	Director

/s/ Nancy Bryan		January 29, 2026
Nancy Bryan	Director

/s/ David Chemerow		January 29, 2026
David Chemerow	Director

/s/ Ted Kellner		January 29, 2026
Ted Kellner	Director

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